Exhibit 99.1

PROPOSED RECAPITALIZATION:

OVERVIEW

8 June

Kaman Corporation

(NASDAQ: KAMNA)

2005

The Q&A for this session is
limited to the matters
addressed in this document

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the matters set forth in this document are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement.  These risks and uncertainties include items discussed in the company's Safe Harbor Compliance Statement for
Forward-looking Statements included in the company's recent filings, including Forms 10-K, 10-Q, and 8-K, with the
Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update them.

Kaman intends to file with the Securities and Exchange Commission a Registration Statement on Form S-4, which will contain a proxy statement/prospectus in connection with the proposed recapitalization. The proxy statement/prospectus will be mailed to the stockholders of Kaman when it is finalized. STOCKHOLDERS OF KAMAN ARE ADVISED TO READ
THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION.  Such proxy statement/prospectus (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or from Kaman by contacting
Russell H. Jones, SVP, Chief Investment Officer & Treasurer, by telephone at (860) 243-6307 or by email at rhj-
corp@kaman.com.

Kaman and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed recapitalization. The participants in such solicitation may include Kaman's executive officers and directors.  Further information regarding persons who may be deemed participants will be available in Kaman's proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the proposed recapitalization.

Slide 2

CURRENT CAPITALIZATION

Slide 3

CLASS A

CLASS B

Shares Outstanding

(5/31/05)

22,151,756

667,814

Percent of Total

97.1%

2.9%

Percent of Voting Control

0.0%

100.0%

The vast majority of Class B shares are held by the Kaman family.

OVERVIEW OF PROPOSED RECAPITALIZATION

TERMS:

All current Class A Shares would become voting
common:

One share = one vote

All current Class B Shares reclassified as voting
common:

At 1.95x exchange ratio, or

On a 1-to-1 basis + 0.95x the Class A Share value in
cash (approximately $9.9 million)

Represents approximately 2.8% economic dilution to
current Class A shareholders

Slide 4

RATIONALE FOR RECAPITALIZATION

Aligns voting rights with economic ownership

Removes the current situation whereby Class B shareholders have
100% of the voting control with only 2.9% of the economic ownership:
Following the recapitalization, voting rights will be equivalent to economic rights

Simplifies capital structure

Enhances strategic flexibility

Slide 5

PROCESS:

A Special Committee of independent members of the Board of
Directors was formed to evaluate and negotiate a transaction.

Two independent financial advisors were retained to provide fairness opinions:

Evercore Partners as to Class A shareholders

Houlihan Lokey Howard & Zukin as to Class B shareholders

The Board of Directors approved the transaction on June 7, 2005.

The transaction requires an affirmative vote by both Class A and
Class B Shareholders, each voting as a separate class.

The Kaman family has signed a voting agreement in favor of the transaction.

Shareholder votes and closing expected in 3Q/2005.  Proxy materials will be forwarded following SEC review.

OVERVIEW OF PROPOSED RECAPITALIZATION

Slide 6

IMPACT ON ECONOMICS, EARNINGS, AND CREDIT

Financial Overview

Economic Impact

6.3x

24%

           2.9%

        97.1%

Economic

Status Quo

     100.0%

           0.0%

Voting

5.6x

6.3x

Adjusted LTM EBITDA(3)/Interest Exp

27%

24%

Total Debt (2)/Total Capitalization

Credit Impact

(1.3%)

(2.7%)

FY 2005E EPS Dilution

Earnings Impact

              2.9%

               2.9%

           5.5%

               5.5%

Class B

           97.1%

            97.1%

        94.5%

            94.5%

Class A

Voting

Economic

Voting

Economic

Shares Plus Cash(1)

Shares Only(1)

Pro Forma

(1)

Assumes all Class B shareholders elect this alternative.

(2)

Includes letters of credit of $26.4 million

(3)

Excludes one-time charges for MDHI

Slide 7

BUSINESS UPDATE

Slide 8

Kaman operates in three segments:  Aerospace, Industrial Distribution and Music, with the following contribution of each to 2004 sales.

Aerospace

25%

Industrial

Distribution

59%

Music

16%

Aerospace:

Aircraft structures and
components for commercial and
military aircraft

Missile and bomb fuzing

SH-2G and K-MAX helicopter
programs

Proprietary aircraft bearings

Industrial Distribution:

One of the nation’s larger
distributors of power
transmission, motion, control,
material handling and electrical
components and a wide range of
bearings.

Over 50,000 customers

Music:

Largest independent
distributor of musical
instruments and
accessories

More than 17,500
products

Premium brands

The Industrial Distribution and Music segments - and Kamatics, our proprietary aircraft bearing business within the Aerospace segment, produced record sales in 2004 and results for these elements remained strong in the first quarter of 2005.

In the Aerospace segment, progress has been made in the:

Realignment of the segment into new operating divisions

Strategic emphasis on aerospace subcontracting including a
major plant relocation

Qualification and initial production of an important new fuzing product

Ongoing work toward completion of the Australian SH-2G(A)
helicopter program.

The current outlook for the major industrial, consumer, and aviation markets served remains positive.

Slide 9

BUSINESS UPDATE

INCREASED ANNUAL DIVIDEND to $0.50/SHARE

Represents an increase of 13.6% from the previous rate of $0.44/share

Unbroken cash dividend record dating over 30 years to 1971

Current dividend rate unchanged for over 16 years

Increased confidence in business environment

Dividend yield increases to 3.2% from 2.8% based on stock price as of May 31, 2005

The dividend increase was not contingent on completion of the recapitalization

Slide 10